2000 NON-QUALIFIED STOCK OPTION PLAN
                           LIFE MEDICAL SCIENCES, INC.

      1. Purpose of Plan.

      The purpose of the Life Medical Sciences, Inc. 2000 Non-Qualified Stock Option Plan (the "2000 Plan") is to promote the interests of Life Medical Sciences, Inc., a Delaware corporation (the "Company") and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors of the Company, to provide a means to encourage stock ownership and proprietary interest in the Company by officers, nonemployee directors and valued employees and other individuals upon whose judgment, initiative, and efforts the financial success and growth of the Company largely depend, and to compensate consultants and advisors for services rendered. This 2000 Plan and the grant of any option hereunder shall be effective upon approval by the Board of Directors of the Company.

      2. Stock Subject to the 2000 Plan.

            a. The total number of shares of the authorized but unissued or treasury shares of the Common Stock, $.001 par value per share, of the Company ("Common Stock") for which non-qualified options may be granted under the 2000 Plan shall be 1,000,000, subject to adjustment as provided in Section 12 hereof.

            b. If an option granted or assumed hereunder shall expire or terminate any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the 2000 Plan.

            c. Stock issuable upon exercise of an option granted under the 2000 Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

      3. Administration of the 2000 Plan.

            a. The 2000 Plan shall be administered by the Board of Directors of the Company (the "Board"). No member of the Board shall act upon any matter exclusively affecting any option granted or to be granted to himself or herself under the 2000 Plan. The decision of the Board as to all questions of interpretation and application of the 2000 Plan shall be final, binding and conclusive on all persons. The Board may, in its sole discretion, grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options, as provided in the 2000 Plan. The Board shall have authority, subject to the express provisions of the 2000 Plan, to construe the respective option agreements and the 2000 Plan, to prescribe, amend and rescind rules and regulations relating to the 2000 Plan, to


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determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 2000 Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the 2000 Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the 2000 Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board may, in its discretion, delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are "non-employee directors" (as hereinafter defined). If a committee is so appointed, all references to the Board herein shall mean and relate to such committee, unless the context otherwise requires. For the purposes of the 2000 Plan, a director or member of such committee shall be deemed to be a "non-employee director" only if such person qualified as a "non-employee director" within the meaning of paragraph (c)(2) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as such term is interpreted from time to time.

      4. Type of Options.

      Options granted pursuant to the 2000 Plan shall be authorized by action of the Board (or a committee designated by the Board) and may only be designated as non-qualified options which are not intended to meet the requirements of such
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      5. Eligibility.

      Options designated as non-qualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or (ii) agents, medical and scientific advisors and directors of and consultants to the Company, whether or not otherwise employees of the Company.

      In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Board shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

      6. Option Agreement.

      Each option shall be evidenced by an agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the 2000 Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2000 Plan as may be determined by the Board. No option shall be granted within the meaning of the 2000 Plan and no purported grant of any option shall be effective until the Agreement


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shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to an individual.

      7. Option Price.

      The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be a lawful consideration as determined by the Board.

      8. Manner of Payment: Manner of Exercise.

            a. Options granted under the 2000 Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of any class of common stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of common stock of the Company owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board.

            b. To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after thirty (30) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

      9. Exercise of Options.

     Each option granted under the 2000 Plan shall, subject to Section 10 (b) hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the 2000 Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.


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      10. Term of Options; Exercisability

            a. Term.

                  i. Each option shall expire not more than ten (10) years from the date of the granting thereof, except in the event of earlier termination as herein provided.

                  ii. Except as otherwise provided in this Section 10 or at the discretion of the Board, an option granted to any optionee who ceases to perform services for the Company or one of its subsidiaries shall terminate on the earlier of the last day of the third month or ninety days after the date such optionee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  iii. If such termination of employment is because of dismissal for cause or because the optionee is in breach of any employment or consulting agreement, such option will terminate on the date the optionee ceases to perform services for the Company or one of its subsidiaries.

                  iv. If the optionee ceases to perform services for the Company because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first.

                  v. In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.


            b. Exercisability.

                  i. Except as provided below, an option granted to a optionee who ceases to perform services for the Company or one of its subsidiaries shall be exercisable only to the extent that such option has accrued and is in effect on the date such optionee


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                        ceases to perform services for the Company or one of its
                        subsidiaries.

                  ii. An option granted to a optionee who ceases to perform services for the Company or one of its subsidiaries because he or she has become permanently disabled, as defined above, shall be exercisable with respect to the full number of shares covered by such option.

                  iii. In the event of the death of any optionee, the option granted to such optionee may be exercised with respect to the full number of shares covered thereby, whether or not under the provisions of Section 9 hereof the optionee was entitled to do so at the date of his or her death, by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

      11. Options Not Transferable.

      The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the 2000 Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

      12. Recapitalization, Reorganizations and the Like.

      In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the 2000 Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.


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      In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration, the options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof.

      The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this 2000 Plan or in the Agreement upon such a sale, conveyance or Change in Control.

      A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.

      Upon dissolution or liquidation of the Company, all options granted under this 2000 Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

      If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the 2000 Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the 2000 Plan.

      No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event of any adjustment hereunder in the number of shares covered by the


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option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      13. No Special Employment Rights.

      Nothing contained in the 2000 Plan or in any option granted under the 2000 Plan shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the optionee from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time.

      14. Withholding.

      The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the 2000 Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, no such agreement may be made by a optionee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

      17. Restrictions on Issuance of Shares.

            a. Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                  i. The shares with respect to which such option has been
            exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                  ii. Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

            b. It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a


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reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

            16. Purchase for Investment, Rights of Holder on Subsequent
                Registration.

            Unless the shares to be issued upon exercise of an option granted under the 2000 Plan have been effectively registered under the 1933 Act, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

      In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      17. Loans.

      At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the 2000 Plan.

      18. Modification of Outstanding Options.

      Subject to limitations contained herein, the Board may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are


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deemed to be in the best interests of the Company and in accordance with the purposes of the 2000 Plan.

      19. Termination and Amendment of 2000 Plan.

      Unless sooner terminated as herein provided, the 2000 Plan shall terminate ten (10) years from the effective date of the 2000 Plan, which shall be the date the 2000 Plan is duly adopted by the Board of the Company. The Board may at any time terminate the 2000 Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the 2000 Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

      20. Limitation of Rights in the Underlying Shares.

      A holder of an option shall not be deemed for any purpose to be a stockholder of the Company with respect to such option except to the extent that such option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder.

      21. Notices.

      Any communication or notice required or permitted to be given under the 2000 Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business,
Attention: President, and, if to the holder of an option, to the address as appearing on the records of the Company.


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